PARTIAL RELEASE OF CLAIMS

BETWEEN JASON Z YACHTS, INC. AND

JASON ECK

This Partial Release of Claims (the “Agreement”) is made and entered into by and between Jason Eck (“Eck”) and Z Yachts, Inc. (“Z Yachts”) (each a “Party” and collectively, the “Parties”).

RECITALS

A.

 As of this date, Eck has advanced a total of $94,995.61 as loans and other amounts payable (“Eck Payable”).

B.

 Concurrent with the execution of this Agreement, Speedy X Change, Inc., an entity controlled by Eck, has entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Z Yachts to purchase certain assets from Z Yachts for a purchase price of $6,926.60 (“Purchase Price”), $3,580.60 in the form of assumed liabilities and $3,346 to be paid by a partial release of the amount of the Eck Payable in said amount.

C.

 By this Agreement, it is the intention of the Parties to implement a partial release of a portion of the Eck Payable in an amount equal to the Purchase Price.

AGREEMENT

1.

PARTIAL RELEASE:   Concurrent with the closing of the transaction detailed in the Asset Purchase Agreement, Eck grants a partial release of the Eck Payable in the amount of the Purchase Price.  The remaining amount of the Eck Payable shall remain due and payable in accordance with the applicable terms between the parties and shall be unaffected by this partial release.

2.

REPRESENTATIONS AND WARRANTIES: Each Party represents and warrants to, and agrees with the following:

2.1

Each Party is duly authorized to enter into and execute this Agreement and carry out each and every covenant recited herein.

2.2

Neither Party has previously assigned, transferred, granted, or purported to assign, transfer, or grant, any of the claims disposed of by this Agreement.

2.3

The Parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Agreement.

3.

MISCELLANEOUS:

3.1

This Agreement shall be deemed to have been executed and delivered within the State of New York, and the rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

3.2

This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Agreement may be amended only by an agreement in writing signed by both Parties.

3.3

This Agreement is binding upon and shall inure to the benefit of the Parties and their respective assigns, successors in interest, predecessors in interest, insurers, employees, agents, representatives, officers, directors, shareholders, divisions, subsidiaries, and affiliates.

3.4

In the event of litigation relating to this Agreement, the prevailing Party shall be entitled to recovery of its reasonable attorneys’ fees and all litigation costs.

3.5

This Agreement may be executed in counterparts, each of which taken together with the other counterparts shall be deemed an original copy.  A facsimile signature shall be considered the same as an original.

3.6

This Agreement is made, entered into and is effective as of the first dated signature indicated below.

 IN WITNESS WHEREOF, the parties have duly executed this Agreement as of July 26, 2008.

Z YACHTS, INC.

By: /s/ James Weller

Name: James Weller

Title: CEO________

_______________________

By: /s/ Jason Eck___

Name: Jason Eck___